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PART III, ITEM 13, EXHIBIT 11.

Computation of per share earnings:

The following data show the amounts used in computing earnings per share and the effect on (loss) income and the weighted average number of shares of dilutive potential common stock.

                                           1998            1997            1996
                                           ----            ----            ----
(Loss) income available to
 common stockholders used
 in basic EPS                         $ (1,114,521)   $    (82,082)   $     15,911

Interest expense convertible
 note payable                                  625           5,000            --
                                      ------------    ------------    ------------

(Loss) income available
 to common stockholders after
 assumed conversions of
 dilutive securities                  $ (1,113,896)   $    (77,082)   $     15,911
                                      ============    ============    ============

Weighted average number of
 common shares used in
 basic EPS                            $ 17,002,134    $ 12,265,383    $ 10,185,000

Effect of dilutive securities
  Stock options/warrants                 3,986,392       6,221,785            --
  Convertible notes payable                102,192         404,822            --
                                      ------------    ------------    ------------

Weighted average number of
 common shares and dilutive
 potential common stock used
 in diluted EPS                       $ 21,090,718    $ 18,891,990    $ 10,185,000
                                      ============    ============    ============

Net (loss) income per common share:

  Basic                               $       (.07)   $       (.01)   $        .00
                                      ============    ============    ============
  Fully diluted                       $       --      $       --      $        .00
                                      ============    ============    ============


For 1998 and 1997, fully diluted earnings per share amounts are not presented because they are anti-dilutive.



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